Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

September 26, 2012

As of September 2012 i Path® Exchange Traded Notes ETN Product List iPath® Commodities ETNs TICKER YEARLY FEE1 MATURITY DATE Broad iPath® Pure Beta Broad Commodity ETN BCM 0.75% 4/18/41 iPath® Dow Jones–UBS Commodity Index Total ReturnSM ETN DJP 0.75% 6/12/36 iPath® Pure Beta S&P GSCI®-Weighted ETN SBV 0.75% 4/18/41 iPath® S&P GSCI® Total Return Index ETN GSP 0.75% 6/12/36 Sector iPath® Pure Beta Agriculture ETN DIRT 0.75% 4/18/41 iPath® Dow Jones–UBS Agriculture Subindex Total ReturnSM ETN JJA 0.75% 10/22/37 iPath® Pure Beta Energy ETN ONG 0.75% 4/18/41 iPath® Dow Jones–UBS Energy Subindex Total ReturnSM ETN JJE 0.75% 10/22/37 iPath® Pure Beta Grains ETN WEET 0.75% 4/18/41 iPath® Dow Jones–UBS Grains Subindex Total ReturnSM ETN JJG 0.75% 10/22/37 iPath® Pure Beta Industrial Metals ETN HEVY 0.75% 4/18/41 iPath® Dow Jones–UBS Industrial Metals Subindex Total ReturnSM ETN JJM 0.75% 10/22/37 iPath® Pure Beta Livestock ETN LSTK 0.75% 4/18/41 iPath® Dow Jones–UBS Livestock Subindex Total ReturnSM ETN COW 0.75% 10/22/37 iPath® Pure Beta Precious Metals ETN BLNG 0.75% 4/18/41 iPath® Dow Jones–UBS Precious Metals Subindex Total ReturnSM ETN JJP 0.75% 6/24/38 iPath® Pure Beta Softs ETN GRWN 0.75% 4/18/41 iPath® Dow Jones–UBS Softs Subindex Total ReturnSM ETN JJS 0.75% 6/24/38 Single Commodities iPath® Pure Beta Aluminum ETN FOIL 0.75% 4/18/41 iPath® Dow Jones–UBS Aluminum Subindex Total ReturnSM ETN JJU 0.75% 6/24/38 iPath® Pure Beta Cocoa ETN CHOC 0.75% 4/18/41 iPath® Dow Jones–UBS Cocoa Subindex Total ReturnSM ETN NIB 0.75% 6/24/38 iPath® Pure Beta Coffee ETN CAFE 0.75% 4/18/41 iPath® Dow Jones–UBS Coffee Subindex Total ReturnSM ETN JO 0.75% 6/24/38 iPath® Pure Beta Copper ETN CUPM 0.75% 4/18/41 iPath® Dow Jones–UBS Copper Subindex Total ReturnSM ETN JJC 0.75% 10/22/37 iPath® Pure Beta Cotton ETN CTNN 0.75% 4/18/41 iPath® Dow Jones–UBS Cotton Subindex Total ReturnSM ETN BAL 0.75% 6/24/38 iPath® Pure Beta Lead ETN LEDD 0.75% 4/18/41 iPath® Dow Jones–UBS Lead Subindex Total ReturnSM ETN LD 0.75% 6/24/38 iPath® Seasonal Natural Gas ETN DCNG 0.75% 4/18/41 iPath® Dow Jones–UBS Natural Gas Subindex Total ReturnSM ETN2, 3 GAZ 0.75% 10/22/37 iPath® Pure Beta Nickel ETN NINI 0.75% 4/18/41 iPath® Dow Jones–UBS Nickel Subindex Total ReturnSM ETN JJN 0.75% 10/22/37 iPath® Dow Jones–UBS Platinum Subindex Total ReturnSM ETN2 PGM 0.75% 6/24/38 iPath® Pure Beta Sugar ETN SGAR 0.75% 4/18/41 iPath® Dow Jones–UBS Sugar Subindex Total ReturnSM ETN SGG 0.75% 6/24/38 iPath® Dow Jones–UBS Tin Subindex Total ReturnSM ETN JJT 0.75% 6/24/38 iPath® Pure Beta Crude Oil ETN OLEM 0.75% 4/18/41 iPath® S&P GSCI® Crude Oil Total Return Index ETN OIL 0.75% 8/14/36 1 The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase signi?cantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated and any other applicable costs, please see the applicable product page and Pricing Supplement at www.iPathETN.com. 2 Closed to further issuances. 3 Due to likely continued fluctuations in the difference between trading price and indicative value, Barclays Bank PLC believes that this series of ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors. BARCLAYS

iPath Currency ETNs TICKER YEARLY FEE1 MATURITY DATE iPath® EUR/USD Exchange Rate ETN ERO 0.40% 5/14/37 iPath® GBP/USD Exchange Rate ETN GBB 0.40% 5/14/37 iPath® JPY/USD Exchange Rate ETN JYN 0.40% 5/14/37 iPath® GEMS Index™ ETN JEM 0.89% 2/4/38 iPath® GEMS Asia 8 ETN AYT 0.89% 4/8/38 iPath® Asian & Gulf Currency Revaluation ETN PGD 0.89% 2/4/38 iPath® Optimized Currency Carry ETN ICI 0.65% 1/28/38 iPath Equity ETNs Volatility iPath® S&P 500 VIX Short-Term Futures™ ETN VXX 0.89% 1/30/19 iPath® S&P 500 VIX Mid-Term Futures™ ETN VXZ 0.89% 1/30/19 iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN XXV 0.89% 7/17/20 iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) IVOP 0.89% 9/20/21 iPath® S&P 500 Dynamic VIX ETN XVZ 0.95% 8/18/21 Leveraged iPath® Long Extended Russell 1000® TR Index ETN ROLA 0.50% 11/30/20 iPath® Long Extended Russell 2000® TR Index ETN RTLA 0.50% 11/30/20 iPath® Long Enhanced MSCI EAFE® Index ETN MFLA 0.80% 11/30/20 iPath® Short Enhanced MSCI EAFE® Index ETN MFSA 0.80% 11/30/20 iPath® Long Enhanced MSCI Emerging Markets Index ETN EMLB 0.80% 11/30/20 iPath® Short Enhanced MSCI Emerging Markets Index ETN EMSA 0.80% 11/30/20 iPath® Long Extended S&P 500® TR Index ETN SFLA 0.35% 11/30/20 iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) VZZB 0.89% 7/12/21 International iPath® MSCI India IndexSM ETN2 INP 0.89% 12/18/36

Strategy iPath® CBOE S&P 500 BuyWrite IndexSM ETN BWV 0.75% 5/28/37 iPath Fixed Income ETNs iPath® US Treasury Steepener ETN STPP 0.75% 8/13/20 iPath® US Treasury Flattener ETN FLAT 0.75% 8/13/20 iPath® US Treasury 2-year Bull ETN DTUL 0.75% 8/13/20 iPath® US Treasury 2-year Bear ETN DTUS 0.75% 8/13/20 iPath® US Treasury 5-year Bull ETN DFVL 0.75% 7/12/21 iPath® US Treasury 5-year Bear ETN DFVS 0.75% 7/12/21 iPath® US Treasury 10-year Bull ETN DTYL 0.75% 8/13/20 iPath® US Treasury 10-year Bear ETN DTYS 0.75% 8/13/20 iPath® US Treasury Long Bond Bull ETN DLBL 0.75% 8/13/20 iPath® US Treasury Long Bond Bear ETN DLBS 0.75% 8/13/20 iPath Alternative ETNs iPath® Global Carbon ETN GRN 0.75% 6/24/38 All iPath ETNs trade on NYSE ArcaSM and are eligible for short sales.

1 The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase signi?cantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated and any other applicable costs, please see the applicable product page and Pricing Supplement at www.iPathETN.com. 2 Closed to further issuances.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insuf?cient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. have no principal The ETNs protection. are riskier than ordinary unsecured debt securities and Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity. Automatic Redemption: If speci?ed in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the speci?ed automatic redemption value if, on any valuation date prior to or on the ?nal valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level speci?ed in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions Redemptions: on the Minimum Number of ETNs and Date Restrictions for You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Signi?cant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. with Barclays the SEC Bank for PLC the has offering ?led a to registration which this statement communication (including relates. a prospectus) Before you PLC invest, has you ?led should with the read SEC the for prospectus more complete and information other documents about Barclays the issuer Bank and this com offering. or EDGAR You on may the get SEC these website documents at www. forsec. freegov. by visiting Alternatively, www.iPathETN. Barclays Bank you request PLC will it arrange by calling for toll-free Barclays 1-877-764-7284, Capital Inc. to send or you you may the request prospectus a copy if from any other dealer participating in the offering. BlackRock Investments, LLC, assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”), and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or af?liates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or af?liates makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its af?liates and have been licensed for use for certain purposes by Barclays Bank PLC. The ?nancial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such ?nancial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related ?nancial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any af?liation with MSCI without the prior written permission of MSCI. “S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the ETNs. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs. Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC. “Barclays US Treasury 2Y/10Y Yield Curve Index™”, “Barclays 2Y US Treasury Futures Targeted Exposure Index™”, “Barclays 5Y US Treasury Futures Targeted Exposure Index™”, “Barclays 10Y US Treasury Futures Targeted Exposure Index™”, “Barclays Long Bond US Treasury Futures Targeted Exposure Index™”, “Barclays Optimized Currency Carry Index™”, “USD Optimized Currency Carry Index™”, “Barclays Global Carbon Index™”, “Barclays Global Carbon Index Total Return™”, “Barclays Global Emerging Markets Strategy (GEMS) Asia 8 Index™”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency Index™”, and “Barclays Global Emerging Markets Strategy (GEMS) Index™” are trademarks of Barclays Bank PLC. ©2006–2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. 4003-03_R2_v01MW_9/12

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